Exhibit 99.4

                                   //Plan//
                      Non-Qualified Stock Option Notice

Optioneee:                 //Person// //Personcont//
Grant Date:                //Grant Date Text//
Shares Granted:            //Shares No Decimals//
Stock Option Price         //Price//
Last Date to Exercise      //Last Date To Exer//

We are pleased to inform you that the Stock Option Committee of the Board has granted you an option to purchase //Company// common stock. Your grant has been made under the Company's //Plan// (the "Plan"), which together with the terms contained in this Notice, sets forth the terms and conditions of your grant and is incorporated herein by reference. A copy of the Plan as been provided to you. Please review it carefully.

Vesting:

Subject to the terms of the Plan, shares vest according to the following vesting schedule:

                 Shares Vesting      Vesting in Period     Last Date to
Date of Vest     Over the Period          Occurs             Exercise
------------     ---------------     -----------------     ------------
//WaitDate//     //WaitShares//        //WaitDate//       //WaitExpire//
 //P1Vest//       //P1Shares//        //P1Frequency//     //P1LastDate//
 //P2Vest//       //P2Shares//        //P2Frequency//     //P2LastDate//
 //P3Vest//       //P3Shares//        //P3Frequency//     //P3LastDate//
 //P4Vest//       //P4Shares//        //P4Frequency//     //P4LastDate//
 //P5Vest//       //P5Shares//        //P5Frequency//     //P5LastDate//

Exercise:

You may exercise this Option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place before the Last Date to Exercise, or such earlier date as is set out in the Plan following your death, disability or your ceasing to be an employee, director or SRC member. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option.

Employment Requirements:

The Plan sets out the terms and conditions that govern this grant in the event of your termination of employment, service, death or disability. In the event of your termination of employment or service, all further vesting of shares under this grant stops, and all unvested shares are canceled. As set out in Plan, you will have //VSTermNum// //VSTermPer// after your employment or service ceases or is suspended to exercise your vested options, and in the event of your death or total disability you or your estate will have a period of //VSDeathNum// //VSDeathPer// to exercise any vested options.

Taxes and Withholding:

This option is not intended to be an Incentive Stock Option, as defined under
Section 422(h) of the Internal Revenue Code. Any exercise of this option is normally a taxable event, and if the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company.

                                   //Plan//
                                   --------

                             EXPLORE YOUR OPTIONS

Option to Purchase:  //SHARES TEXT// SHARES
-------------------  ----------------------


Granted to: //PERSON// //PERSONCONT//
-------------------------------------


This stock option grant has been executed as of //GrantDateText// on behalf of //Company// at the option price of //Price//.



                                  ------------------------------------------
                                  Lon Bohannon
                                  Vice President and Chief Financial Officer

                                  NEOGEN(R)
                                 CORPORATION


         This is not a stock certificate or a negotiable instrument.
                              Non-Transferable.




DET_B\117478.1

                                   //Plan//
                        Incentive Stock Option Notice

Optioneee:                 //Person// //Personcont//
Grant Date:                //Grant Date Text//
Shares Granted:            //Shares No Decimals//
Stock Option Price         //Price//
Last Date to Exercise      //Last Date To Exer//

We are pleased to inform you that the Stock Option Committee of the Board has granted you an option to purchase //Company// common stock. Your grant has been made under the Company's //Plan// (the "Plan"), which together with the terms contained in this Notice, sets forth the terms and conditions of your grant and is incorporated herein by reference. A copy of the Plan as been provided to you. Please review it carefully.

Vesting:

Subject to the terms of the Plan, shares vest according to the following vesting schedule:

                 Shares Vesting    Vesting in Period     Last Date to
Date of Vest    Over the Period         Occurs             Exercise
------------    ---------------    -----------------     ------------
//WaitDate//     //WaitShares//      //WaitDate//       //WaitExpire//
 //P1Vest//       //P1Shares//      //P1Frequency//     //P1LastDate//
 //P2Vest//       //P2Shares//      //P2Frequency//     //P2LastDate//
 //P3Vest//       //P3Shares//      //P3Frequency//     //P3LastDate//
 //P4Vest//       //P4Shares//      //P4Frequency//     //P4LastDate//
 //P5Vest//       //P5Shares//      //P5Frequency//     //P5LastDate//

Exercise:

You may exercise this Option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place before the Last Date to Exercise, or such earlier date as is set out in the Plan following your death, disability or your ceasing to be an employee, director or SRC member. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option.

Employment Requirements:

The Plan sets out the terms and conditions that govern this grant in the event of your termination of employment, service, death or disability. In the event of your termination of employment or service, all further vesting of shares under this grant stops, and all unvested shares are canceled. As set out in Plan, you will have //VSTermNum// //VSTermPer// after your employment or service ceases or is suspended to exercise your vested options, and in the event of your death or total disability you or your estate will have a period of //VSDeathNum// //VSDeathPer// to exercise any vested options.

Taxes, Withholding and Disposition of Stock:

This option is not intended to be an Incentive Stock Option, as defined under
Section 422(b) of the Internal Revenue Code. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company. You agree to notify the Company when you sell or otherwise transfer or dispose of the shares acquired by exercising this Option.

                                   //Plan//
                                   --------

                             EXPLORE YOUR OPTIONS



Option to Purchase: : //SHARES TEXT// SHARES
--------------------------------------------


Granted to: //PERSON// //PERSONCONT//
-------------------------------------


This stock option grant has been executed as of //GrantDateText// on behalf of //Company// at the option price of //Price//.



                                  ------------------------------------------
                                  Lon Bohannon
                                  Vice President and Chief Financial Officer

                                  NEOGEN(R)
                                 CORPORATION




         This is not a stock certificate or a negotiable instrument.
                              Non-Transferable.



DET_B\117478.1